SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: April 12, 1999

                                TRUDY CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

            0-16056                                     06-1007765
            -------                                     ----------
     (Commission file number)           (IRS employer identification number)

                     353 Main Avenue, Norwalk, CT 06851-1552
                     ---------------------------------------
               (Address of principle executive offices) (Zip code)

                                 (203) 846-2274
                                 --------------
              (Registrant's telephone number, including area code)

                                      none
                                      ----
          (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Directors of the Company have approved, at a special meeting of the board on April 9, 1999, the engagement of Ernst & Young, LLP and is in the process of retaining this firm as its independent auditor for the fiscal year ending March 31, 1999 to replace the firm of Abrams and Company, P.C., who was dismissed as auditor of the Company effective April 9, 1999. Ernst & Young, LLP is the independent auditor used by Futech Interactive Products, Inc., the company with which Trudy Corporation has agreed to merge.

The reports of Abrams and Company, P.C. on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended March 31, 1997 and 1998, and in the subsequent interim period, there were no disagreements with Abrams and Company, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope procedures which, if not resolved to the satisfaction of Abrams and Company, P.C. would have caused Abrams and Company, P.C. to make reference to these matters in their report. Trudy Corporation has requested Abrams and Company, P.C. to furnish the company with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 12, 1999 is filed as an exhibit to this Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Commission Act of 1934, the registrant has duly caused this report on its behalf by the undersigned hereunto duly authorized.

                                  TRUDY CORPORATION

April 12, 1999                    By:  /s/ W.W. BURNHAM
                                       -----------------------------------------
                                           William W. Burnham
                                           President, Chief Executive Officer,
                                           and Chairman of the Board


                                  By:  /s/ W.T. CARNEY
                                       -----------------------------------------
                                           William T. Carney
                                           Chief Financial Officer and Secretary